Exhibit (25)(2)(r)(2)


                         ASSET MANAGEMENT CODE OF ETHICS

                                          Date of Last Revision: January 1, 2009

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                                                              AMG Code of Ethics
                                                                 Rev. 01/01/2009

Overview ................................................................     2
Part I - Statement of General Principles ................................     4
  A. Compliance with the Spirit of the Code .............................     5
  B. Federal Law Prohibits Fraudulent and Deceptive Acts ................     5
  C. Compliance with other BAC, GWIM & Columbia Management Policies .....     6
  D. Contacts for Questions and Reporting Violations of this Code .......     6
  E. Training and Education .............................................     6
Part II - Prohibited Transactions and Activities ........................     7
  A. Prohibited Transactions in Reportable Funds and Other Open-end
        Mutual Funds ....................................................     7
    1. Short-Term Trading Prohibition (30 Calendar Days) ................     7
    2. Late Trading Prohibition .........................................     7
    3. Market Timing Prohibition ........................................     7
  B. Prohibited Transactions in Reportable Securities ...................     7
    1. Client Conflict ..................................................     7
    2. IPOs and Limited Offerings .......................................     8
    3. Short-Term Trading (30 Calendar Days) ............................     8
    4. Excessive Trading ................................................     9
    5. Restricted List ..................................................     9
  C. Other Prohibitions .................................................    10
    1. Information Walls and Protection of Corporate Confidential and
          Material Nonpublic Information ................................    10
    2. Restriction on Service as Officer or Director by Covered
          Persons .......................................................    10
    3. Participation in Investment Clubs ................................    10
    4. Additional Restrictions for Specific Sub-Groups ..................    10
  D. Additional Trading Restrictions Applicable to Investment
        Persons .........................................................    10
    1. Fourteen Calendar Day Blackout Period ............................    10
    2. IPOs and Limited Offerings .......................................    11
    3. Short-sale Restriction on CMA Portfolio Managers .................    11
    4. Special Restriction on CMA Research Analysts .....................    11
  E. Exemptions .........................................................    11
Part III - Pre-Clearance of Transactions ................................    13
  A. General Requirement to Pre-clear ...................................    13
  B. Procedures .........................................................    13
  C. Exemptions .........................................................    13
Part IV - Administration and Reporting Requirements .....................    14
  A. Annual Code Coverage Acknowledgement and Compliance
        Certification ...................................................    14
  B. Reporting Requirements for Covered Persons .........................    14
  C. Exceptions from the above Reporting Requirements ...................    15
  D. Code Administration ................................................    15
Part V - Penalties for Non-Compliance ...................................    16
Appendix A - Beneficial Ownership .......................................    18
Appendix B - Definitions ................................................    21
Appendix C - Other BAC Policies .........................................    24
Appendix D - Reportable Funds ...........................................    24
Columbia Management Pte. Ltd. Addendum ..................................    29
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                                Internal Use Only

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                                    OVERVIEW

This Code of Ethics (the "Code") covers a wide range of ethical conduct with a focus on obligations with respect to personal securities trading. You are obligated to comply with the terms of this Code, and thus you are a "Covered
Person" for purposes of this Code, if you have been notified by Bank of America's Compliance Department ("Compliance") that this Code applies to you.

You will likely be notified by Compliance that this Code applies to you if you are a director, officer or employee of one of the following companies (the business conducted by the following companies will be collectively referred to as the "Asset Management Business"):

     -    Columbia Management Advisors, LLC ("CMA")

     -    Banc of America Investment Advisors, Inc.

     -    Bank of America Capital Advisors, LLC

     -    BACAP Alternative Advisors, Inc.

     -    Columbia Management Distributors, Inc.

     -    Columbia Management Services, Inc.

     -    US Trust Hedge Fund Management, Inc.

     -    Columbia Management Pte. Ltd. ("CMPL")

You may be notified by Compliance that this Code applies to you, and thus you are a "Covered Person" for purposes of this Code, if you are a support partner of the Asset Management Business. For example, associates in legal, risk, compliance, technology and other support units, while not employees of the Asset
Management Business, are likely to be notified that this Code applies to them due to their status as a support partner of the Asset Management Business.

You may be notified by Compliance that this Code applies to you, and thus you are a "Covered Person" for purposes of this Code, if you work for Bank of America, N.A. For example, Bank of America, N.A. associates in the Private
Wealth Management and the Product Group may be notified that this Code applies to them due to their access to certain research of, or other interaction with, the Asset Management Business.

Certain Covered Persons, including but not limited to portfolio managers, traders and research analysts, may also be designated by Compliance as "Investment Persons" and have heightened responsibility under this Code.
Investment Persons are obligated to comply with all provisions of the Code applicable to Covered Persons and additional provisions applicable to Investment
Persons.

Covered Persons within Fund Administration may also be notified of their additional coverage under the Columbia Wanger Code of Ethics.

If you are registered with FINRA, you may have additional obligations not identified in this Code due to such registration.


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If you believe you should have been notified by Compliance that this Code applies to you and have not been so notified, you are obligated to contact
Compliance.

This Code governs, among other things, personal securities transactions of you and your Covered Person's Affiliates. You should be familiar with the terms
"Personal Securities Transaction" as defined in Appendix B and "Beneficial
Ownership" as defined in Appendix A. These terms are very broad for purposes of the Code and may include transactions and securities that you intuitively would not expect to be included.

Part I of this Code sets forth certain general principals relating to the Code.
Part II identifies certain prohibited transactions and activities. Part III identifies your obligation to pre-clear your personal security transactions.
Part IV identifies your reporting obligations with respect to your Personal
Securities Transactions and holdings. Part V sets forth sanctions for failure to comply with this Code.

The Asset Management Code of Ethics Oversight Committee (the "Committee") is responsible for enforcing compliance with this Code. Failure to comply with this Code may result in disciplinary action, including termination of employment.

This Code is intended to satisfy the requirements of Rule 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Rule 17j-1 of the
Investment Company Act of 1940 (the "Investment Company Act"). In addition, this
Code is intended to satisfy certain FINRA requirements for registered personnel.

Terms used herein that are capitalized have the meaning set forth in Appendix B


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PART I


                    PART I - STATEMENT OF GENERAL PRINCIPLES

Our relationship with our Clients is fiduciary in nature. A fiduciary has an affirmative duty of care, loyalty, honesty and good faith. A number of specific obligations flow from the fiduciary duty we owe to our Clients, including:

     - To act solely in the best interests of Clients and to make full and fair disclosure of all material facts, particularly where the Asset
          Management Business' interest may conflict with those of its Clients;

     -    To have a reasonable, independent basis for our investment advice;

     - To ensure that our investment advice is suitable to the Client's investment objectives, needs and circumstances;

     - To refrain from effecting Personal Securities Transactions inconsistent with our Clients' interests;

     -    To obtain best execution for our Clients' securities transactions;

     - To refrain from favoring the interest of a particular Client over the interests of another Client;

     - To keep all information about Clients (including former Clients) confidential, including the Client's identity, Client's securities holdings information, and other non-public information; and

     - To exercise a high degree of care to ensure that adequate and accurate representations and other information is presented.

All Covered Persons are in a position of trust and that position of trust dictates that you act at all times with the utmost integrity, avoid any actual or potential conflict of interest (described below), and not otherwise abuse that position of trust. As a fiduciary, you are required to put the interests of our Clients before your personal interests. All Covered Persons have a fiduciary duty with respect to each and all of our Clients.

A conflict of interest is any situation that presents an INCENTIVE to act other than in the best interest of a Client. A conflict of interest may arise, for example, when a Covered Person engages in a transaction that potentially favors:
(i) BAC's interests over a Client's interest, (ii) an associate's interest over a Client's interest, or (iii) one Client's interest over another Client's interest.

The Asset Management Business has adopted various policies designed to prevent, or otherwise manage, conflicts of interest. To effectively manage conflicts of interest, all Covered Persons must seek to prevent conflicts of interest, including the appearance of a conflict. Covered Persons must be vigilant about circumstances that present a conflict of interest and immediately seek assistance from their manager or one of the other resources identified in Part
I.D of this Code.

Independence in the investment decision-making process is paramount. All Covered
Persons must avoid situations that might compromise or call into question their exercise of independent judgment in the interest of Clients. For example, Covered Persons should not take personal advantage of unusual or limited investment opportunities appropriate for Clients.


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The general principles discussed in this section govern all conduct, regardless of whether or not such conduct is also covered by more specific standards and procedures set forth in other sections of this Code.

A. COMPLIANCE WITH THE SPIRIT OF THE CODE

Sound, responsible personal securities trading is an appropriate activity when it is not excessive in nature, when it is conducted consistent with the Code and when it does not cause any actual, potential or apparent conflict of interest.

Personal trading activity, including trading activity of Covered Person's
Affiliates, which is inconsistent with duties to our Clients or which injures the reputation and professional standing of our organization will not be tolerated. Technical compliance with the specific requirements of this Code will not insulate you from sanction should a review of your personal securities trades indicate breach of your duty of loyalty to a Client or otherwise pose harm to our organization's reputation.

The Committee has the authority to grant written waivers of the provisions of this Code. It is expected that this authority will be exercised only in rare instances.

B. FEDERAL LAW PROHIBITS FRAUDULENT AND DECEPTIVE ACTS

All Covered Persons are required to comply with all Federal Securities Laws, including but not limited to Rule 204A-1 of the Advisers Act, Rule 17j-1 of the Investment Company Act and the anti-fraud provisions of both the Advisers Act and Investment Company Act.

The Advisers Act makes it unlawful for any investment adviser, directly or indirectly, to employ any device, scheme or artifice to defraud any client or prospective client, or to engage in any transaction or practice that operates as a fraud or deceit on such persons.

The Investment Company Act makes it unlawful for any director, trustee, officer or employee of an investment adviser of an investment company, as well as certain other persons, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired by the investment company:

     1.   To employ any device, scheme or artifice to defraud the fund;

     2. To make to the fund any untrue statement of a material fact or omit to state to the fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the fund; or

     4.   To engage in any manipulative practice with respect to the fund.


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C. COMPLIANCE WITH OTHER BAC, GWIM & COLUMBIA MANAGEMENT POLICIES

Compliance with this Code is in addition to your obligation to comply with other
BAC policies that may be applicable to you, including but not limited to those set forth on Appendix C.

D. CONTACTS FOR QUESTIONS AND REPORTING VIOLATIONS OF THIS CODE

Each Covered Person must promptly report any conduct that he or she reasonably believes constitutes or may constitute a violation of the Code. Covered Persons must promptly report all relevant facts and circumstances relating to such potential violation of the Code to either the CCO (currently, Linda Wondrack at 617.772.3543) or the Ethics and Compliance Helpline at 888.411.1744 (domestic) or 770.623.6334 (international). If you wish to remain anonymous, you may simply refer to yourself as a "BAC Associate." You will not be retaliated against for reporting information in good faith in accordance with this policy.

All questions, comments or concerns may be directed to Columbia Management's
Ombudsperson (currently, Kevin V. Wasp at 212.893.7246).

In addition, if you have any questions relating to a Personal Securities
Transaction, you may call the Associate Investment Monitoring Department directly at 980.388.3300 or send an email to "AMCODE." And if you have any questions relating to the conflict of interest provisions of this Code, you may contact Columbia Management's Conflicts of Interest Officer directly (currently,
Lee Faria at 617.772.3786).

E. TRAINING AND EDUCATION

Upon notification of coverage, Covered Persons will be required to complete new hire training using the online Associate Learning Portal. Once training is assigned to new Covered Persons, it is required that this training be successfully completed within forty-five calendar days.

All Covered Persons will be required to complete ongoing training via the online
Associate Learning Portal. This training will occur no less frequently than annually.


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PART II

                PART II - PROHIBITED TRANSACTIONS AND ACTIVITIES

Part II of the Code focuses on personal securities trading and identifies certain prohibited transactions and activities. In the event there is a stated exception to a prohibited transaction and you qualify for the exception, you are not relieved of any other obligation you may have under this Code, including any requirement to pre-clear and report the transaction.

A. PROHIBITED TRANSACTIONS IN REPORTABLE FUNDS AND OTHER OPEN-END MUTUAL FUNDS

1. SHORT-TERM TRADING PROHIBITION (30 CALENDAR DAYS).

No Covered Person shall engage in a Personal Securities Transaction that involves the purchase and subsequent sale or exchange of the same class of shares of a Reportable Fund within 30 calendar days of one another. Therefore, if a Covered Person purchases shares of a Reportable Fund, he or she will not be permitted to sell or exchange any shares of that fund, including shares previously purchased, for at least 30 calendar days. The CCO has the authority to grant exceptions to the requirements of this section; however, such exceptions will be granted in only rare cases of hardship or other unusual circumstances.

2. LATE TRADING PROHIBITION.

Late trading of mutual funds is illegal. No Covered Person shall engage in any transaction in any mutual fund shares where the order is placed after the fund is closed for the day and the transaction is priced using the closing price for that day. In addition to being illegal, late trading presents a conflict of interest and a violation of fiduciary duty.

3. MARKET TIMING PROHIBITION.

No Covered Person shall engage in mutual fund market timing activities. The
Committee believes that the interests of a mutual fund's long-term shareholders and the ability of a mutual fund to manage its investments may be adversely affected when fund shares are repeatedly bought, sold or exchanged by any individual or entity within short periods of time to take advantage of short-term differentials in the net asset values of such funds. This practice, known as "market timing," can occur in direct purchases and sales of mutual fund shares, through rapid reallocation of funds held in a 401(k) plan or similarly structured retirement plan or other accounts invested in mutual fund assets, or through the rapid reallocation of funds held in variable annuity and variable life policies invested in mutual fund assets. In addition to being prohibited by this Code, mutual fund market timing presents a conflict of interest and is a violation of fiduciary duty. All Covered Persons are expected to review, and abide by, the market timing provisions set forth in the prospectus of any open-end fund being traded by the Covered Person or Covered Person's Affiliates.

B. PROHIBITED TRANSACTIONS IN REPORTABLE SECURITIES

1. CLIENT CONFLICT.

No Covered Person shall engage in a Personal Securities Transaction that involves the purchase or sale of a Reportable Security seven days before or seven days after such security is purchased or sold by a Client Account when such Covered Person has advance knowledge that such security will be purchased or sold by a Client Account. Whether a Covered Person has "advance knowledge" will depend upon the facts and circumstances and such knowledge


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may be imputed where the facts and circumstance indicate that a prudent person would conclude that there is a reasonable probability that a Client Account may transact in the security. Certain types of Covered Persons, such as portfolio managers, traders and analysts, will be subject to heightened scrutiny for compliance with this section (see section D below).

No Covered Person shall engage in a Personal Securities Transaction that involves the purchase or sale of any Reportable Security when, at the time of such purchase or sale, the Covered Person knew or should have known, that the same class of security is the subject of an open buy or sell order for a Client
Account or is Being Considered for Purchase or Sale by a Client Account.

These restrictions do not apply:

     - to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, a Covered
          Person must pre-clear these trades as with any other personal trade;
          or

     - when the personal trade conflicts with a trade in a Client Account which principally follows a passive index tracking investment strategy.

2. IPOS AND LIMITED OFFERINGS.

Covered Persons registered with FINRA are prohibited from investing in IPOs. No
Covered Person shall engage in a Personal Securities Transaction that involves the purchase of a security in an IPO or Limited Offering except with the prior written approval of the CCO. This includes additional purchases of a previously held Limited Offering; however, capital calls for previously approved commitments are exempt from the pre-clearance requirement. In approving such purchase, the CCO will consider whether the purchase conflicts with the Code or its underlying policies, whether the investment opportunity should be reserved for Clients, and whether the opportunity has been offered to the Covered Person because of the Covered Person's relationship with a Client. The CCO may approve acquisition under certain circumstances, such as:

     - An opportunity to acquire securities of an insurance company converting from a mutual ownership structure to a stockholder ownership structure, if the Covered Person's ownership of an insurance policy issued by the IPO company or an affiliate of the IPO company conveys the investment opportunity;

     - An opportunity resulting from the Covered Person's pre-existing ownership of an interest in the IPO company or status of an investors in the IPO company; or

     - An opportunity made available to the Covered Person's spouse, in circumstances permitting the CCO reasonably to determine that the opportunity is being made available for reasons other than the Covered
          Person's relationship with BAC or its Clients (for example, because of the spouse's employment).

3. SHORT-TERM TRADING (30 CALENDAR DAYS).

No Covered Person shall engage in a Personal Securities Transaction that results in a profit from any purchase and sale, or any sale and purchase, of the same class of Reportable Security within any period of 30 calendar days or less.
Note, regarding this restriction, that:

     (a) The 30 calendar day restriction period commences the day after the purchase or sale of any Reportable Security.


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     (b)  The 30-day restriction applies on a "last in, first out basis." As a result, any transaction that results in a profit from any purchase and sale, or any sale and purchase, of the same class of Reportable
          Security within any period of 30 calendar days or less is prohibited, regardless of whether the specific shares involved were held longer than 30 days.

     (c) Purchase and sale transactions in the same security within 30 days that result in a loss are not restricted.

     (d) The 30-day restriction does not apply to the exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called "cashless exercise" transactions.

     (e) Strategies involving options with expirations of less than 30 days may result in violations of the short-term trading ban.

     (f) Exceptions to the short-term trading ban may be requested in writing, addressed to the CCO, in advance of a trade and will generally be granted only in rare cases of hardship, gifting of securities or other unusual circumstances where it is determined that no abuse is involved and the equities of the situation strongly support an exception to the ban. Circumstances that could provide the basis for an exception from short-term trading restriction might include, for example, among others:

               - An involuntary transaction that is the result of unforeseen corporate activity;

               - The disclosure of a previously nonpublic, material corporate, economic or political event or activity that could cause a reasonable person in like circumstances to sell a security even if originally purchased as a long-term investment;

               - The Covered Person's economic circumstances materially change in such a manner that enforcement of the short-term trading ban would result in the Covered Person being subjected to an avoidable, inequitable economic hardship; or

               - An irrevocable gift of securities provided no abuse is intended.

          Exception requests should be sent via email to AMCode@bankofamerica.com.

4.   EXCESSIVE TRADING.

Covered Persons are strongly discouraged from engaging in excessive Personal
Securities Transactions. Although this Code does not define excessive Personal
Securities Transactions, Personal Securities Transactions that exceed thirty per month will be reviewed by Compliance and Senior Management.

5.   RESTRICTED LIST.

When equity analysts initiate coverage or change a rating on a Reportable
Security, the security is put on a restricted list and remains on the restricted list for seven calendar days. No Covered Person shall engage in a Personal
Securities Transaction involving a Reportable Security that he or she knows, or should have known, is on the restricted list. Additional restrictions apply to CMA Research Analysts and Research Associates (see section D-4).


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C.   OTHER PROHIBITIONS

1.   INFORMATION WALLS AND PROTECTION OF CORPORATE CONFIDENTIAL AND MATERIAL
     NONPUBLIC INFORMATION.

The Bank or America Corporate Code of Ethics prohibits any associate who is in possession of material, nonpublic information ("MNPI") about securities or financial instruments, from buying, selling, recommending or trading such securities or financial instruments in breach of a duty of trust or confidence owed to the issuer of the securities or financial instruments, the shareholders of that issuer or any other person who is the source of the information. In addition, an associate must not communicate or disclose such information to others who may misuse it.

Additionally, Covered Persons must not disclose or disseminate to any other person or business unit MNPI or other corporate confidential information, unless they have a legitimate business reason to know or access that information or the corporate client who provided the information has otherwise directed or consented to its disclosure or dissemination, and then only in compliance with the Enterprise Information Wall and all other applicable information wall and other policies (refer to Appendix C).

2.   RESTRICTION ON SERVICE AS OFFICER OR DIRECTOR BY COVERED PERSONS.

Covered Persons are prohibited from serving as an officer or director of any publicly traded company, other than Bank of America Corporation, absent prior authorization from Compliance based on a determination that the board service would not be inconsistent with the interests of any Client. Covered Persons serving as a director or officer of a private company may be required to resign, either immediately or at the end of the current term, if the company goes public during his or her term as director or officer.

3.   PARTICIPATION IN INVESTMENT CLUBS.

Investment Persons may not participate in private investment clubs or other similar groups. Covered Persons may participate in private investment clubs or other similar groups only upon advance written approval from the CCO, subject to such terms and conditions as Compliance may determine to impose.

4.   ADDITIONAL RESTRICTIONS FOR SPECIFIC SUB-GROUPS.

Specific sub-groups in the organization may be subject to additional restrictions, as determined by Compliance. Compliance shall keep separate applicable procedures and communicate accordingly to these groups.

D.   ADDITIONAL TRADING RESTRICTIONS APPLICABLE TO INVESTMENT PERSONS

1.   FOURTEEN CALENDAR DAY BLACKOUT PERIOD.

No Investment Person shall engage in a Personal Securities Transaction that involves the purchase or sale of any Reportable Security within a period of seven calendar days before or after a purchase or sale of the same class of security by a Client Account with which the Investment Person or their team are regularly associated. The spirit of this Code requires that no Investment Person intentionally delay trades on behalf of a Client Account so that their


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own personal trades avoid falling within the fourteen day blackout period. This restriction does not apply:

- to securities of an issuer that has a market capitalization of $10 billion or more at the time of the transactions; however, a Covered Person must pre-clear these trades as with any other personal trade; or

- when the personal trade conflicts with a trade in a Client Account which principally follows a passive index tracking investment strategy.

2.   IPOS AND LIMITED OFFERINGS.

All Investment Persons are required to obtain written manager pre-approval for Personal Securities Transactions involving IPOs and Limited Offerings. This means you are required to obtain approval from your immediate manager or their designee. After obtaining manager pre-approval, Investment Persons must obtain pre-approval from the CCO. This includes additional purchases of a previously held Limited Offering; however, capital calls for previously approved commitments are exempt from the pre-clearance requirement. The form to request such approval, and instructions relating to the form, are available on Columbia
Management's intranet site under the Compliance tab.

Investment Persons who have been authorized to acquire securities in a Limited
Offering are required to disclose that investment to their manager when, within thirty days of the Investment Person's acquisition, the Investment Person plays a role in any Client's consideration of an investment in the issuer. In such circumstances, the decision to purchase securities of the issuer for the Client should be made either by another employee or, at a minimum, should be subject to an independent review by investment personnel with no personal interest in the issuer.

3.   SHORT-SALE RESTRICTION ON CMA PORTFOLIO MANAGERS

A CMA Portfolio Manager is prohibited from engaging in a Personal Securities
Transaction that involves selling short or otherwise transacting in a security for his or her own account if such Portfolio Manager would be prohibited from taking such action in a Client Account under CMA's Short Sales policy.

4.   SPECIAL RESTRICTION ON CMA RESEARCH ANALYSTS

Each CMA Research Analyst and Research Associate is prohibited from engaging in a Personal Securities Transaction that involves securities issued by issuers on his or her Coverage List; provided, however, that such person is not restricted from buying a class of an issuer's securities for which they are not making recommendations. For example, a CMA bond Research Analyst would be restricted from buying bonds of an issuer on his or her Coverage List, but would not be restricted from buying stock of the issuer. This restriction includes securities convertible into, options on, and derivatives of, such securities, but does not apply to any position opened prior to July 1, 2007 or open at the time such CMA
Research Analyst or Research Associate is hired by CMA.

E.   EXEMPTIONS


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The following Personal Securities Transactions are exempt from the prohibitions contained in this Part II:

     -    Transactions effected pursuant to an Automatic Investment Plan;
          provided, however, that this exemption does not apply to: (i) transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan and (ii) the Special Restrictions on CMA Research Analysts contained in Part II -
          Section D4

     -    Purchases effected upon the exercise of rights issued by an issuer PRO
          RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     - Transactions that are non-volitional (e.g., stock splits, automatic conversions).


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PART III

                    PART III - PRE-CLEARANCE OF TRANSACTIONS

A. GENERAL REQUIREMENT TO PRE-CLEAR

Covered Persons must pre-clear all Personal Securities Transactions in
Reportable Securities using the appropriate pre-clearance procedures. In addition, Covered Persons must pre-clear Personal Securities Transactions involving redemptions or exchanges of Reportable Funds. For specific information on Reportable Securities and a complete list of Reportable Funds, please visit the AIM system home page (http://associate.aim.bankofamerica.com).

Due to provisions within the Code, Covered Person's trade requests may be denied, which may cause increased market exposure for the Covered Persons or Covered Person's Affiliates.

B. PROCEDURES

Pre-clearance procedures are available on the AIM system home page under Associate Investment Monitoring Links. Pre-clearance requests may be submitted during New York Stock Exchange hours, using the AIM system. Pre-clearance approvals are valid until the New York Stock Exchange closes (usually 4:00 pm eastern time) of the same business day as approval. For example, if a pre-clearance approval is granted on Tuesday, the approval is valid only until the New York Stock Exchange closes on Tuesday.

C. EXEMPTIONS

The following transactions are exempt from the pre-clearance requirement:

     -    Transactions in BAC Retirement Plans

     -    Transactions in Company-Directed 401(k) Plans

     -    Transactions in Blackrock Funds

     -    Opening a 529 Plan and any transactions in such 529 Plan

     - Transactions by a Covered Person on an official leave of absence who does not have home system access.

     - Transactions effected pursuant to an Automatic Investment Plan. Note this does not include transactions that override or otherwise depart from the pre-determined schedule or allocation features of the investment plan.

     -    Purchases effected upon the exercise of rights issued by an issuer PRO
          RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     - Transactions that are non-volitional (e.g., stock splits, automatic conversions).

     - The exercise of options to purchase shares of BAC stock and the immediate sale of the same or identical shares, including so-called
          "cashless exercise" transactions.


                                       13


PART IV

               PART IV - ADMINISTRATION AND REPORTING REQUIREMENTS

A. ANNUAL CODE COVERAGE ACKNOWLEDGEMENT AND COMPLIANCE CERTIFICATION

All Covered Persons will annually furnish electronic acknowledgement of coverage under, and certification of compliance with, this Code. Copies of this Code and any amendments to the Code are provided to all Covered Persons. All Covered Persons are required to provide electronic acknowledgment of their receipt of the Code and any amendments.

B. REPORTING REQUIREMENTS FOR COVERED PERSONS

Each Covered Persons must report all Reportable Securities and Reportable Funds Beneficially Owned by such Covered Person.

Each Covered Persons must also report accounts that currently hold, or that are capable of holding, Reportable Securities or Reportable Funds Beneficially Owned by such Covered Person, including accounts such as those with broker-dealers, banks, fund companies and insurance companies ("Investment Accounts"). Therefore, even if an Investment Account does not currently hold Reportable Securities or Reportable Funds, a Covered Person is obligated to report the existence of such Investment Account if it has the capacity to hold such securities.

Information provided by each Covered Persons relating to Investment Accounts and Beneficial Ownership of Reportable Securities and Reportable Funds must not be more than 45 days old. Such reporting is required as follows:

     -    By the 10th calendar day after becoming a Covered Person, you must:
          (i) report your Investment Accounts and any Reportable Securities or Reportable Funds that you Beneficially Own and (ii) acknowledge that you have read and understand this Code and that you understand that you are a Covered Person (and, if applicable, an Investment Person) under the Code. The ten calendar day period starts the earliest of:
          (i) the day you are notified by Compliance that you are a Covered Person, (ii) the day you have access to certain nonpublic information of the Asset Management Business, including any clients' purchase or sale of securities, portfolio holdings of any Reportable Fund, or analyst recommendations or (iii) the day you begin working within the Asset Management Business.

     - By the 30th calendar day following the end of the calendar quarter, all Covered Persons are required to provide Compliance with a report of their Investment Accounts (including Investment Accounts opened during the quarter) and Personal Securities Transactions in Reportable Securities and Reportable Funds during the quarter.

     - By the 30th calendar day after the end of the calendar year, Covered Persons are required to provide Compliance with a detailed annual report of the Reportable Securities and Reportable Funds they Beneficially Own.

     Each Covered Person shall cause every broker-dealer or investment services provider with whom he or she maintains an Investment Account to provide duplicate periodic statements and trade confirmations to Compliance for all Investment Accounts. All duplicate statements and confirmations should be sent to the following address:

        Bank of America
        Associate Investment Monitoring
        NC1-002-32-27
        100 North Tryon Street
        Charlotte, NC 28255

C. EXCEPTIONS FROM THE ABOVE REPORTING REQUIREMENTS

The designation of any Covered Person on an official leave of absence will be reviewed by the CCO to determine whether the individual should still be considered a Covered Person. The CCO will consider factors such as whether the employee continues to have password access to electronic firm and client data and whether the employee continues to be in contact with other Covered Persons at the firm. If the CCO determines the individual is not a Covered Person, the individual will be exempt from the above reporting requirements while on leave. However, any Covered Person on an official leave of absence with such access will be responsible for the above reporting.

The following Investment Accounts do not need to be reported:

     -    BAC Retirement Plans

     - Company-Directed 401(k) Plans that do not hold any Reportable Funds or Reportable Securities

The following Personal Securities Transactions do not need to be reported:

     -    Transactions in BAC Retirement Plans.

     - Transactions in 529 Plans. For purposes of clarity, a Covered Person is required to report the opening or closing of a 529 Plan, but is not required to report transactions in underlying mutual funds or other investments in 529 Plans.

D. CODE ADMINISTRATION

The Committee has charged Compliance with the responsibility of day-to-day administration of this Code. Compliance will provide quarterly reports to the Committee that will include all material violations noted during the period. The quarterly report will include relevant details and a record of any recommended sanction.

The CCO shall report any relevant issues to the respective Fund CCO and mutual fund board of trustees as required by Rule 17j-1 of the Investment Company Act and such fund's code of ethics.

PART V

                      PART V - PENALTIES FOR NON-COMPLIANCE

Upon discovering a violation of the Code, Compliance shall take whatever remedial steps it deems necessary and available to correct an actual or apparent conflict (e.g., trade reversal, etc.). Following those corrective efforts, the Committee may impose sanctions if, based upon all of the facts and circumstances considered, such action is deemed appropriate. The magnitude of these penalties varies with the severity of the violation, although repeat offenders will likely be subjected to harsher punishment. It is important to note that violations of the Code may occur without employee fault (e.g., despite pre-clearance). In those cases, punitive action may not be warranted, although remedial steps may still be necessary.

Violations of the Code include, but are not limited to, the following:

     - Execution of a Personal Securities Transaction WITHOUT proper pre-clearance, including spousal and other Covered Person's Affiliate transactions;

     - Execution of a Personal Securities Transaction WITH pre-clearance, but Client account activity in the same issuer occurs within seven days of the employee's Personal Securities Transaction;

     - Execution of a Personal Securities Transaction after being denied approval;

     - Profiting from short-term trading of Reportable Securities (30 calendar days);

     -    Trading Reportable Funds in violation of the 30 day restriction;

     -    Failure to disclose the opening or existence of an Investment Account;

     - Failure to obtain prior approval of a purchase of an IPO or shares in a Limited Offering; and

     - Failure to timely complete and return periodic certifications and acknowledgements.

The Committee will consider the specific facts and circumstances of any violations and will determine appropriate sanctions. Factors to be considered during any review would include but are not limited to:

     -    Whether the act or omission was intentional;

     -    Whether mitigating or aggravating factors existed;

     -    The person's history or prior violations of the Code;

     - The person's cooperation, acknowledgement of transgression and demonstrable remorse;

     - The person's position within the firm (i.e., whether the employee is deemed to be a Covered Person or Investment Person);

     - Whether the person transacted in the security of an issuer in which his/her product area has invested or could invest;

     - Whether the person was aware of any information concerning an actual or contemplated investment in that same issuer for any Client account; and

     - Whether the price at which the Personal Securities Transaction was effected was more advantageous than the price at which the Client transaction in question was effected.

The type of sanctions to be imposed include, but are not limited to, oral or written warnings, trade reversals, disgorgement of profits, monetary fines, suspension or termination of personal trading privileges and employment suspension or termination. The minimum monetary fine is typically $100 for Covered Persons and $500 for Investment Persons. Monetary fines, other than the minimum fines, are typically based on a percentage of the employee's annual compensation including, but not limited to, an employee's salary and bonus. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

                        APPENDIX A - BENEFICIAL OWNERSHIP

     You should carefully read this Appendix A to determine securities that are deemed to be beneficially owned by you for purposes of the Code. The definition of "Beneficial Ownership" for purposes of the Code is very broad and may include securities you would not intuitively consider to be owned by you. You should review this entire Appendix A and if you have any questions as to whether you beneficially own a security for purposes of the Code, contact the Associate Investment Monitoring Department at 980.388.3300 or send an email to "AMCode".

     For purposes of this Appendix A, the term "you" includes Covered Person's Affiliates sharing the same household with you. Your "Covered Person's Affiliates" include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The term "you" also includes Covered Person's Affiliates not living in your household if the Covered Person's Affiliate is economically dependent upon you.

                                   DEFINITIONS

BENEFICIAL OWNERSHIP. For purposes of the Code, you are deemed to have "Beneficial Ownership" of a security if you have: (i) a Financial Interest in such security and Influence or Control over such security or (ii) Influence or Control over such security and such Influence or Control arises outside of your regular employment duties.

INFLUENCE OR CONTROL. To have "Influence or Control" over a security, you must have an ability to prompt, induce or otherwise effect transactions in the security. Whether you have influence or control over a security is based upon the facts and circumstances of each case; however, the determining factor in each case will be whether you have an ability to prompt, induce or otherwise effect transactions in the security.

FINANCIAL INTEREST. The term "Financial Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities whether through any contract, arrangement, understanding, relationship or otherwise. This standard looks beyond the record owner of securities to reach the substance of a particular arrangement. You not only have a Financial Interest in securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others for your benefit, such as securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes any security owned by an entity directly or indirectly controlled by you.

        EXAMPLES OF HOW THE DEFINITION OF BENEFICIAL OWNERSHIP IS APPLIED

     Set forth below are some examples of how the definition of Beneficial Ownership is applied in different contexts.

     - Covered Person's Affiliate Holdings. You are deemed to have Beneficial Ownership of securities held by members of your immediate family sharing the same household with you. Your "Covered Person's Affiliates" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). You are deemed to have Beneficial Ownership of securities held by a Covered Person's Affiliate not living in your household if the family member is economically dependent upon you.

     - Partnership and Corporate Holdings. You are deemed to have Beneficial Ownership of securities held by an entity you directly or indirectly control. If you are a limited partner in a partnership, you will generally not be deemed to have Beneficially Ownership of securities held by such limited partnership, provided that you do not own a controlling voting interest in the partnership. If you own or otherwise control a corporation, limited liability company or other legal entity, you will be deemed to have Beneficial Ownership of such entity's securities.

     - Trusts. You are deemed to have Beneficial Ownership of securities held by a trust if you control the trust or if you have the ability to prompt, induce or otherwise effect transactions in securities held by the trust. For example, you would be deemed to have Beneficial Ownership of securities held by a trust if you have the power to revoke the trust without the consent of another person, or if you have actual or de facto investment control over the trust. In a typical blind trust, you would not be deemed to have Beneficial Ownership of the securities held by the trust.

     - Estates. You are typically not deemed to have Beneficial Ownership of securities held by executors or administrators in estates in which you are a legatee or beneficiary unless, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate. You are typically deemed to have Beneficial Ownership of securities held by an estate if you act as the executor or administrator of such estate and, under the facts and circumstances, you have the ability to prompt, induce or otherwise effect transactions in the securities held by the estate.

     - Where You Have Given Investment Discretion to Another Party. You are typically not deemed to have Beneficial Ownership of securities managed by someone other than yourself where you have given such party sole investment discretion. For example, you are not deemed to have Beneficial Ownership of securities held in an account at the Private Bank or BAI if the Private Bank or BAI exercises sole investment discretion with respect to such securities.

     - Where You Have Received Investment Discretion from Another Party Outside of Your Employment. You are typically deemed to have Beneficial Ownership of securities held in an account or other vehicle if you manage such account or other vehicle outside of your employment, even if you do not have an economic interest in such securities. For example, you are deemed to have Beneficial Ownership of securities held in a brokerage account if you have a power of attorney with respect to the account. Similarly, you are deemed to have Beneficial Ownership of securities held in an Education Trust if you have an ability to prompt, induce or otherwise effect transactions in such securities, even if you do not have an economic interest in the asset of the trust.

                            APPENDIX B - DEFINITIONS

Terms used in this Code that are capitalized and bolded have a special meaning. To understand the Code, you need to understand the definitions of these terms below.

"Advisers Act" has the meaning set forth in the Overview section of this Code.

"Covered Person's Affiliate" means any member of your immediate family sharing the same household with you. Your "immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, significant other, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes any member of your immediate family member not living in your household if the family member is economically dependent upon you.

"Asset Management Business" has the meaning set forth in the Overview section of this Code.

"Automatic Investment Plan" means a plan or other program in which regular periodic purchases or withdrawals are made automatically in or from investment accounts in accordance with a pre-determined schedule and allocation. These may include payroll deduction plans, issuer dividend reinvestment programs or 401(k) automatic investment plans.

"BAC" means Bank of America Corporation and its affiliates.

"BAC Retirement Plan" means any retirement plan sponsored by BAC for the benefit of its employees.

"Being Considered for Purchase or Sale" - a security is being considered for purchase or sale when a recommendation to purchase or sell a security has been made and communicated or, with respect to the person making the recommendation, when such person decides to make the recommendation.

"Beneficial Ownership" has the meaning set for in Appendix A.

"CCO" means CMA's Chief Compliance Officer or his/her designee.

"Client" means any natural person, company or organization to which the Asset Management Business provides financial services.

"Client Account" means any investment management account or fund for which any of CMA, Banc of America Investment Advisors, Inc., Bank of America Capital Advisors, LLC, or BACAP Alternative Advisors, Inc. acts as investment advisor or sub-advisor.

"Closed-end Fund" refers to a registered investment company whose shares are publicly traded in a secondary market rather than directly with the fund.

"CMA" has the meaning set forth in the Overview section of this Code.

"Code" has the meaning set forth in the Overview section herein.

"Committee" has the meaning set forth in the Overview section of this Code.

"Company-Directed 401(k) Plan" means a 401(k) plan that offers a limited number of investment options consisting solely of mutual funds in which one directs their investments. A 401(k) plan whereby the participant may direct stock investments is not a Company-Directed 401(k) Plan for purposes of this Code.

"Compliance" has the meaning set forth in the Overview section of this Code.

"Coverage List" means the universe of issuers that each CMA Research Analyst or Research Associate covers on behalf of CMA as part of his or her regular employment duties.

"Covered Person" has the meaning set forth in the Overview section of this Code.

"Federal Securities Laws" means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a -mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311 -5314; 5316 - 5332) as it applies to funds and investment advisers, and any rules adopted thereunder by the Securities and Exchange Commission or the Department of Treasury.

"FINRA" means the Financial Industry Regulatory Authority.

"Influence or Control" has the meaning set forth in Appendix A.

"Investment Account" has the meaning set forth in Part IV.B. of this Code.

"Investment Company Act" has the meaning set forth in the Overview section of this Code.

"Investment Person" has the meaning set forth in the Overview section of this Code.

"IPO" generally refers to a company's first offer of shares to the public. Specifically, an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"Limited Offering" generally refers to an offering of securities that is not offered to the public and includes an offering that is exempt from registration under the Securities Act of 1933 pursuant to Sections 4(2) or 4(6) of, or Regulation D under, the Securities Act of 1933. This includes, but is not limited to, Private Placements and Hedge Funds.

"Personal Securities Transaction" means the acquisition or disposition of Beneficial Ownership of a Reportable Security or Reportable Fund.

"Reportable Fund" means shares of any investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Columbia Wanger Asset Management LP, Banc of America Capital Management (Ireland), Limited, United States Trust Company, NA, or UST Advisers, Inc.

"Reportable Security" means anything that is considered a "security" under the Investment Advisers Act, but does not include:

     1.   Direct obligations of the U.S. Government.

     2. Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements.

     3.   Shares of money market funds and other short-term income funds.

     4. Shares of any open-end mutual fund, including any shares of a Reportable Fund.

     5. Futures and options on futures. However, a proposed trade in a "single stock future" (a security future which involves a contract for sale for future delivery of a single security) is subject to the Code's pre-clearance requirement.

     Reportable Securities therefore include stocks, bonds, debentures, convertible and/or exchangeable securities, notes, options on securities, warrants, rights, shares of a closed-end registered investment company, shares of exchange traded funds and 529 plans, unit investment trusts, among other instruments. If you have any question or doubt about whether an investment is a Reportable Security under this Code, ask Compliance.

                         APPENDIX C - OTHER BAC POLICIES

     - Bank of America Corporation Code of Ethics and General Policy on Insider Trading

     -    Bank of America Corporation Information Wall Policy

     - Bank of America's Global Wealth and Investment Management Information Walls Policy

     - Bank of America's Global Wealth and Investment Management Associate Designated Brokerage Account Policy

     -    Columbia Management's Private Securities Transactions Policy

     - Columbia Management's Activities Involving Outside Entities and Family Relationships Policy

     - Columbia Management Information Walls, Confidential and Material Nonpublic Information Policy

     -    Columbia Management's Portfolio Holdings Disclosure (Protection)
          Policy

     - Bank of America's Global Wealth and Investment Management Gifts, Entertainment, Training and Educational Events Policy

                          APPENDIX D - REPORTABLE FUNDS

"Reportable Fund" means shares of any investment company registered under the Investment Company Act, other than money market funds or other short-term bond funds, whose investment adviser, sub-adviser or principal underwriter is controlled by Bank of America Corporation. The following companies are deemed to be controlled by Bank of America Corporation for purposes of this Code: Columbia Management Advisors, LLC, Columbia Management Distributors, Inc., Columbia Wanger Asset Management LP, Banc of America Capital Management (Ireland), Limited, BlackRock, Inc., BlackRock Advisors, LLC, and BlackRock Investments, Inc.

COLUMBIA MANAGEMENT ADVISORS, LLC AND COLUMBIA MANAGEMENT DISTRIBUTORS, INC.

COLUMBIA FUNDS
Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Asset Allocation Fund
Columbia Asset Allocation Fund II
Columbia Balanced Fund
Columbia Blended Equity Fund
Columbia Bond Fund
Columbia CA Intermediate Muni Bond Fund
Columbia CA Tax-Exempt Fund
Columbia Conservative High Yield Fund
Columbia Contrarian Core Fund
Columbia Convertible Securities Fund
Columbia Core Bond Fund
Columbia CT Intermediate Muni Bond Fund
Columbia CT Tax-Exempt Fund
Columbia Disciplined Value Fund
Columbia Dividend Income Fund
Columbia Emerging Markets Fund
Columbia Energy & Nat Resources Fund
Columbia Federal Securities Fund
Columbia GA Intermediate Muni Bond Fund
Columbia Global Value Fund
Columbia Greater China Fund
Columbia High Income Fund
Columbia High Yield Municipal Fund
Columbia High Yield Opportunity Fund
Columbia Income Fund
Columbia Intermediate Bond Fund
Columbia Intermediate Municipal Bond Fund
Columbia International Bond Fund

Columbia International Growth Fund
Columbia International Stock Fund
Columbia International Value Fund
Columbia Large Cap Core Fund
Columbia Large Cap Enhanced Core Fund
Columbia Large Cap Growth Fund
Columbia Large Cap Index Fund
Columbia Large Cap Value Fund
Columbia Liberty Fund
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Income & Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia MA Intermediate Muni Bond Fund
Columbia MA Tax-Exempt Fund
Columbia Marsico 21st Century Fund
Columbia Marsico Focused Equities Fund
Columbia Marsico Global Fund
Columbia Marsico Growth Fund
Columbia Marsico Intl Opportunities Fund
Columbia Masters Global Equity Portfolio
Columbia Masters Heritage Portfolio
Columbia Masters International Equity Portfolio
Columbia MD Intermediate Muni Bond Fund
Columbia Mid Cap Core Fund
Columbia Mid Cap Growth Fund
Columbia Mid Cap Index Fund
Columbia Mid Cap Value Fund
Columbia Multi-Advisor Intl Equity Fund
Columbia NC Intermediate Muni Bond Fund
Columbia NJ Intermediate Muni Bond Fund
Columbia NY Intermediate Muni Bond Fund
Columbia NY Tax-Exempt Fund
Columbia OR Intermediate Muni Bond Fund
Columbia Overseas Value Fund
Columbia Pacific/Asia Fund
Columbia Real Estate Equity Fund
Columbia RI Intermediate Muni Bond Fund
Columbia SC Intermediate Muni Bond Fund
Columbia Select Large Cap Growth Fund
Columbia Select Opportunities Fund
Columbia Select Small Cap Fund
Columbia Short-Intermediate Bond Fund
Columbia Small Cap Core Fund
Columbia Small Cap Growth Fund I
Columbia Small Cap Growth Fund II
Columbia Small Cap Index Fund
Columbia Small Cap Value Fund I
Columbia Small Cap Value Fund II
Columbia Strategic Income Fund
Columbia Strategic Investor Fund
Columbia Tax-Exempt Fund
Columbia Technology Fund
Columbia Thermostat Fund
Columbia Total Return Bond Fund
Columbia U.S. Treasury Index Fund
Columbia VA Intermediate Muni Bond Fund
Columbia Value & Restructuring Fund
Columbia World Equity Fund

BANC OF AMERICA RETIREMENT PORTFOLIOS
Banc of America Retirement 2005 Portfolio
Banc of America Retirement 2010 Portfolio
Banc of America Retirement 2015 Portfolio
Banc of America Retirement 2020 Portfolio
Banc of America Retirement 2025 Portfolio
Banc of America Retirement 2030 Portfolio
Banc of America Retirement 2035 Portfolio
Banc of America Retirement 2040 Portfolio

CMG FUNDS
CMG Core Bond Fund
CMG Enhanced S&P 500 Index Fund
CMG High Yield Fund
CMG International Stock Fund
CMG Large Cap Growth Fund
CMG Large Cap Value Fund
CMG Mid Cap Growth Fund
CMG Mid Cap Value Fund
CMG Small Cap Growth Fund
CMG Small Cap Value Fund
CMG Small/Mid Cap Fund
CMG Strategic Equity Fund

Corporate Bond Portfolio
Mortgage and Asset Backed Portfolio

VARIABLE PRODUCTS
Columbia Asset Allocation Fund, VS
Columbia Federal Securities Fund, VS
Columbia High Yield Fund, VS
Columbia International Fund, VS
Columbia Large Cap Growth VS
Columbia Large Cap Value Fund, VS
Columbia Marsico 21 Century Fund, VS
Columbia Marsico Focused Equities Fund, VS
Columbia Marsico Growth Fund, VS
Columbia Marsico Intl Opportunities Fund, VS
Columbia Mid Cap Growth Fund, VS
Columbia Mid Cap Value Fund, VS
Columbia S & P 500 Index Fund, VS
Columbia Small Cap Value Fund, VS
Columbia Small Company Growth Fund, VS
Columbia Strategic Income Fund, VS

SUB-ADVISED FUNDS

AEGON/TRANSAMERICA SERIES TRUST
ATST Marsico Growth Fund
AIG - SUNAMERICA SERIES TRUST
Sun America Series Trust Technology Port
ALLIANZ LIFE ADVISERS, LLC - ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST

AZL Columbia Technology Portfolio (Allianz)
ING USA ANNUITY AND LIFE INSURANCE COMPANY - ING PARTNERS, INC.
ING Columbia SCV II Portfolio
JOHN HANCOCK FUNDS TRUST II
John Hancock Value & Restructuring Portfolio
JOHN HANCOCK TRUST
John Hancock Value & Restructuring Portfolio
LINCOLN VARIABLE INSURANCE PRODUCTS TRUST
LVIP Columbia Value Opportunities Fund
PACIFIC LIFE - PACIFIC SELECT FUND
Pacific Select Fund Technology Portfolio
TRANSAMERICA IDEX MUTUAL FUNDS
IDEX Marsico Growth Fund
TA IDEX Marsico International Growth Fund

COLUMBIA WANGER ASSET MANAGEMENT, L.P.

COLUMBIA FUNDS
Columbia Acorn Fund
Columbia Acorn International Fund
Columbia Acorn International Select Fund
Columbia Acorn Select Fund
Columbia Acorn USA Fund
Columbia Thermostat Fund

WANGER FUNDS (WANGER ADVISORS TRUST)
Wanger International Fund
Wanger International Select Fund
Wanger Select Fund
Wanger USA Fund

OFFSHORE FUNDS (WANGER INVESTMENT COMPANY PLC)
Wanger European Smaller Companies Fund
Wanger U.S. Smaller Companies Fund

SUB-ADVISED FUNDS
OPTIMUM FUNDS
Optimum Small Mid-Cap Growth Fund
RIVERSOURCE FUNDS
RiverSource Partners International Select Growth Fund

SUB-ADVISED OFFSHORE FUNDS (SICAV)
New America Small Caps Fund

BLACKROCK, INC., BLACKROCK ADVISORS, LLC, AND BLACKROCK INVESTMENTS, INC.

BLACKROCK FUNDS
BlackRock Aggressive Growth Prepared Portfolio
BlackRock All-Cap Global Resources Portfolio
BlackRock AMT-Free Municipal Bond Portfolio
BlackRock Asset Allocation Portfolio
BlackRock Aurora Portfolio
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Basic Value Principal Protection Fund
BlackRock Bond Alloc Target Shares
BlackRock California Insured Municipal Bond Fund
BlackRock Capital Appreciation Portfolio
BlackRock Conservative Prepared Portfolio
BlackRock Core Principal Protection Fund
BlackRock Delaware Municipal Bond Portfolio
BlackRock Emerging Market Debt Portfolio
BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Exchange Portfolio
BlackRock Florida Municipal Bond Fund
BlackRock Focus Growth Fund, Inc.
BlackRock Focus Value Fund, Inc.
BlackRock Fundamental Growth Fund, Inc.
BlackRock Fundamental Growth Principal Protection Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global Emerging Markets Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Global Growth Fund, Inc.
BlackRock Global Opportunities Portfolio
BlackRock Global Resources Portfolio
BlackRock Global SmallCap Fund, Inc.
BlackRock GNMA Portfolio
BlackRock Government Income Portfolio
BlackRock Growth Prepared Portfolio
BlackRock Health Sciences Opportunities Portfolio
BlackRock Healthcare Fund, Inc.
BlackRock High Income Fund
BlackRock High Yield Bond Portfolio
BlackRock High Yield Municipal Fund
BlackRock Income Portfolio
BlackRock Income Builder Portfolio
BlackRock Index Equity Portfolio
BlackRock Inflation Protected Bond Portfolio
BlackRock Intermediate Bond Portfolio II
BlackRock Intermediate Government Bond Portfolio
BlackRock Intermediate Municipal Fund
BlackRock International Bond Portfolio
BlackRock International Diversification Fund
BlackRock International Fund
BlackRock International Index Fund
BlackRock International Opportunities Portfolio
BlackRock International Value Fund
BlackRock Kentucky Municipal Bond Portfolio
BlackRock Large Cap Core Fund
BlackRock Large Cap Core Plus Fund
BlackRock Large Cap Growth Fund
BlackRock Large Cap Value Fund
BlackRock Latin America Fund, Inc.
BlackRock Lifecycle Prepared Portfolio 2010
BlackRock Lifecycle Prepared Portfolio 2015
BlackRock Lifecycle Prepared Portfolio 2020


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

BlackRock Lifecycle Prepared Portfolio 2025
BlackRock Lifecycle Prepared Portfolio 2030
BlackRock Lifecycle Prepared Portfolio 2035
BlackRock Lifecycle Prepared Portfolio 2040
BlackRock Lifecycle Prepared Portfolio 2045
BlackRock Lifecycle Prepared Portfolio 2050
BlackRock Long Duration Bond Portfolio
BlackRock Managed Income Portfolio
BlackRock Mid Cap Value Opportunities Fund
BlackRock Mid-Cap Growth Equity Portfolio
BlackRock Mid-Cap Value Equity Portfolio
BlackRock Moderate Prepared Portfolio
BlackRock Municipal Insured Fund
BlackRock National Municipal Fund
BlackRock Natural Resources Trust
BlackRock New Jersey Municipal Bond Fund
BlackRock New York Municipal Bond Fund
BlackRock Ohio Municipal Bond Portfolio
BlackRock Pacific Fund, Inc.
BlackRock Pennsylvania Municipal Bond Fund
BlackRock S&P 500 Index Fund
BlackRock Science & Technology Opportunities Portfolio
BlackRock Senior Floating Rate Fund, Inc.
BlackRock Senior Floating Rate Fund II, Inc.
BlackRock Small Cap Core Equity Portfolio
BlackRock Small Cap Growth Equity Portfolio
BlackRock Small Cap Growth Fund II
BlackRock Small Cap Index Fund
BlackRock Small Cap Value Equity Portfolio
BlackRock Small/Mid-Cap Growth Portfolio
BlackRock Strategic Income Portfolio
BlackRock Total Return Fund
BlackRock Total Return Portfolio II
BlackRock U.S. Opportunities Portfolio
BlackRock Utilities and Telecommunications Fund, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock World Income Fund, Inc.


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

                     COLUMBIA MANAGEMENT PTE. LTD. ADDENDUM
                         ASSET MANAGEMENT CODE OF ETHICS

ADDITIONAL REGULATIONS APPLICABLE TO CMPL

IMAS Code of Ethics & Standards of Professional Conduct, Paragraph 5.5 Securities and Futures Act Section 131

ADDENDUM SUMMARY

This Addendum is applicable to all associates of Columbia Management Pte. Ltd. ("CMPL") and serves as a supplement to the Asset Management Code of Ethics (the "AM Code"). The AM Code is applicable to Covered Persons and Investment Persons of the Asset Management Business and as appropriately modified, shall apply to all employees of CMPL. All employees (including directors) of CMPL shall be regarded as "Covered Persons" or "Investment Persons" under the AM Code as determined by Compliance. Any references to Covered Persons made throughout this Addendum shall also apply to Investment Persons. Thus, Investment Persons are obligated to comply with all provisions of the AM Code and this Addendum as applicable to Covered Persons and any additional provisions applicable to Investment Persons.

ADDENDUM

ADMINISTRATION AND REPORTING REQUIREMENTS

DISCLOSURE OF INTERESTS

In addition to the reporting obligations described in Part IV of the AM Code, CMPL associates must comply with reporting requirements as described in Section 131 of the Securities and Futures Act ("SFA"). Personal trading activities and records of personal holdings in Reportable Securities and Reportable Funds will be maintained in the automated monitoring system for the firm, the Associate Investment Monitoring (AIM) system. CMPL associates must ensure that all records in the AIM system are complete and accurate, and are updated WITHIN 7 CALENDAR DAYS AFTER THE DATE OF CHANGE, including any personal trading activity or other transactions that may affect personal securities holdings. Through timely updating records in the automated monitoring system, CMPL and CMPL licensed representatives will also comply with the requirements under the SFA to maintain a register of securities (in lieu of the Monetary Authority of Singapore's ("MAS") Form 15).

APPROVED BROKER-DEALER REQUIREMENT

Broker-dealer requirements will vary, dependent upon the geographical location of the associate and/or the account. Associates who have questions with regard to the transfer or liquidation of an account should contact the Associate Investment Monitoring ("AIM")


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

Group at 980.388.3300 or via email to AMCode@BankofAmerica.com before taking action.

CMPL associates are required to maintain all Associate Investment Accounts with one of the approved broker-dealers noted in either the GWIM Designated Broker Policy or the GCIB Associate Investment Policy for Asia-domiciled associates. Accordingly, CMPL associates are required to maintain their accounts as follows:

     - U.S. approved broker-dealers: Banc of America Investments (BAI) and Merrill Lynch

     -    Hong Kong approved broker-dealers: Bank of America (Asia) Limited

     - Singapore approved broker-dealers: DBS Vickers, Merrill Lynch and Smith Barney

Associates who desire to maintain investment accounts with non-approved broker-dealers must contact the AIM Group for an exception. If an exception is granted, the associate must ensure that the firm agrees to furnish CMPL Compliance and/or the AIM Group with duplicate confirmations and statements.

DUPLICATE STATEMENTS & CONFIRMATIONS

CMPL associates who have investment accounts with broker-dealers that are not providing electronic data feed to the AIM system are required to complete and send a letter (template to be obtained from Compliance) to their broker-dealers to request them to send duplicate statements and trade confirmations to CMPL Compliance.

Firms providing data feeds to the AIM system include Banc of America Investment Services (BAI), Merrill Lynch, Fidelity Brokerage Services, Charles Schwab, and Columbia Funds.

For all others, duplicate statements and confirmations should be sent to the CMPL Compliance Dept. at the following address:

     Columbia Management Pte. Ltd.
     9 Raffles Place
     Republic Plaza Tower 1 #31-02
     Singapore 048619
     Attn: Compliance Department

Upon receipt of duplicate statements and confirmations, CMPL Compliance Officer shall, as soon as possible, scan and email these to AIM Group for update into the AIM system in a timely manner.


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

AIM SYSTEM

All associates subject to the AM Code will have access to the AIM system (http://associate.aim.bankofamerica.com) in order to submit pre-clearance requests, complete periodic reporting requirements, and to review records of their recorded accounts, transactions and holdings.

A User Guide for the AIM system is available on the Home page of the AIM system under Associate Investment Monitoring Links.

PRE-CLEARANCE PROCESS AND VALIDITY OF AUTHORIZATIONS

PRE-CLEARANCE VIA AIM SYSTEM

-    For CMPL associates who desire to trade securities:

     - Associates may submit pre-clearance requests via the AIM system during market hours according to their location. Approvals will be valid ONLY FOR THE SAME TRADING DAY in which the authorization was granted.


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